UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): July 3, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In this Current Report on Form 8-K, the terms “we,” “us” or “ION” refer to ION Geophysical Corporation, and where the context requires, ION Geophysical Corporation together with its consolidated subsidiaries.
     On July 3, 2008, ION Geophysical Corporation, its Luxembourg subsidiary, ION International S.À R.L. (“ION SÀRL”), and certain of its other domestic and foreign subsidiaries entered into a new $100.0 million amended and restated revolving credit facility (the “Amended Facility”). The terms of the Amended Facility are set forth in an amended and restated credit agreement dated as of July 3, 2008, among ION, ION SÀRL, HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent. The obligations of ION under the Amended Facility are guaranteed by certain of our domestic subsidiaries that are parties to the credit agreement and the obligations of ION SÀRL under the Amended Facility are guaranteed by certain of our domestic and foreign subsidiaries that are parties to the credit agreement.
     The Amended Facility modifies and replaces our prior syndicated credit facility under a credit agreement dated March 22, 2007, among ION and Citibank, N.A., PNC Bank, National Association and Whitney National Bank as lenders. The Amended Facility increases our borrowing capacity and offers us additional flexibility for our capital needs by permitting direct borrowings under the Amended Facility by certain of our foreign subsidiaries.
     Under the Amended Facility, $60.0 million (or its equivalent in foreign currencies) is available for borrowings by ION SÀRL and $75.0 million is available for borrowings by ION, but in no case shall the total borrowed amount exceed $100.0 million (unless the commitments are increased as described below). Borrowings under the Amended Facility are not subject to a borrowing base.
     The Amended Facility is available for revolving credit borrowings to be used to fund our working capital needs, to finance acquisitions, investments and share repurchases and for our general corporate purposes. In addition, the Amended Facility includes a $35.0 million sub-limit for the issuance of documentary and stand-by letters of credit. The Amended Facility also includes an accordion feature under which the total commitments under the Amended Facility may be increased by up to $50.0 million, subject to the satisfaction of certain conditions.
     The interest rate on borrowings under the Amended Facility will be, at our option, (i) an alternate base rate (either the prime rate of HSBC Bank USA, N.A., or a federals funds effective rate plus 0.50%, plus an applicable interest margin) or (ii) for eurodollar borrowings and borrowings in Euros or Pounds Sterling, a LIBOR-based rate, plus an applicable interest margin.
     The obligations of ION and the guarantee obligations of the U.S. guarantors are secured by a first-priority security interest in 100% of the stock of all U.S. guarantors and 65% of certain first-tier foreign subsidiaries and by substantially all other assets of ION and the U.S. guarantors. The obligations of ION SÀRL and the foreign guarantors are secured by a first-priority security interest in 100% of the stock of the foreign guarantors and the U.S. guarantors and substantially all other assets of the foreign guarantors, the U.S. guarantors and ION.
     The amended and restated credit agreement contains covenants that restrict us, subject to certain exceptions, from:
•	Incurring additional indebtedness (including capital lease obligations), granting or incurring additional liens on our properties, pledging shares of our subsidiaries, entering into certain merger or other change-in-control transactions, entering into transactions with our affiliates, making certain sales or other dispositions of our assets, making certain investments, acquiring other businesses and entering into sale-leaseback transactions with respect to our property;

•	Paying cash dividends on our common stock unless there is no event of default under the Amended Facility and the amount of such dividends does not exceed 30% of our consolidated net income (as that term is defined in the amended and restated credit agreement) for the prior fiscal year; and

•	Repurchasing and acquiring shares of our common stock unless there is no event of default under the Amended Facility and the cash used for those repurchases and acquisitions do not exceed 30% of our consolidated net income for such prior fiscal year.
     The amended and restated credit agreement also provides that the aggregate of the cash dividends and stock repurchases permitted above may not exceed 30% of our consolidated net income for the prior fiscal year.
     The amended and restated credit agreement requires compliance with certain financial covenants, including requirements related to ION and its domestic subsidiaries (i) maintaining a minimum fixed charge coverage ratio of 1.25 to 1, (ii) not exceeding a maximum leverage ratio of 2.50 to 1, and (iii) maintaining a minimum tangible net worth of at least 80% of their tangible net worth as of March 31, 2008, plus 50% of consolidated net income of ION and its subsidiaries for each quarter thereafter and 80% of the proceeds from any mandatorily convertible notes and preferred and common stock issuances for each fiscal quarter thereafter.
     The amended and restated credit agreement contains customary event of default provisions (including a “change of control” event affecting ION), the occurrence of which could lead to an acceleration of our obligations under the amended and restated credit agreement.
     The foregoing description of the amended and restated credit agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The text set forth in Item 1.01 regarding the terms and conditions of the amended and restated credit agreement is incorporated into this section by reference.
Item 3.03 Material Modification of Rights of Security Holders
     The text set forth in Item 1.01 regarding the terms and conditions of the amended and restated credit agreement, including the restrictions on the payment of cash dividends and share repurchases by us, is incorporated into this section by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(d)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated as of July 3, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2008	ION GEOPHYSICAL CORPORATION
	By:	/s/ ROBERT P. PEEBLER
Robert P. Peebler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of July 3, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent.

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